                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 1998
                                                 ------------------


                                   NET 2 L. P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                     33-25984               13-3497738
-------------------------------  ------------------------    -------------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)



c/o Lexington Corporate Properties Trust
355 Lexington Avenue
New York, New York                                                      10017
----------------------------------------                              ----------
(Address of principal Executive offices)                              (zip code)



Registrant's telephone number, including area code                (212) 692-7200



                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On September 29, 1998, NET 2 L. P. (the "Partnership") sold its property located in Seattle, Washington (the "Washington Property") to the Art Institute of Seattle for a cash price of approximately $11.5 million, which will result in an accounting gain of approximately $5 million. This property was encumbered by a tenant of lease which provided annual rents of approximately $1.2 million. The proceeds was used to purchase another property for approximately $13.7 million from TC Wilsonville Office, Inc. (the "Seller"), a wholly owned subsidiary of Trammell Crow Company and Subsidiaries. The property is located at 9275 SW Peyton Lane, Wilsonville, Oregon (the "Oregon Property"). The purchase price of the Oregon Property was satisfied by a cash payment of approximately $11.6 million and a short-term debt of $2.1 million.

The Oregon Property consists of a 122,853 square foot office building net leased to Hollywood Entertainment Corporation (the "Tenant"). The lease has a remaining term of 10 years and expires on September 30, 2008. The annual net rent payable for the base term is approximately $1.3 million through 2001, $1.5 million from 2001 through 2005, and $1.6 million from 2005 through 2008. The lease provides for one renewal option of five years.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

     (a) Financial Statements

         The Tenant of the Oregon Property, is a publicly held company and is listed on the Nasdaq National Market. The Tenant files a consolidated financial statement accordingly, there are no historical financial statements for the property. As of December 31, 1997, the Tenant had total consolidated assets, liabilities and stockholders' equity of approximately $689.1 million, $399.2 million and $289.9 million, respectively. For the year ended December 31, 1997, the Tenant had total consolidated revenues and net income of approximately $500.5 million and $5 million, respectively.

     (b) Pro Forma Financial Information

         Estimated Taxable Operating Results and Cash Available from Operations of the Oregon Property

         Notes to Estimated Taxable Operating Results and Cash Available from Operations of the Oregon Property

         Pro Forma Balance Sheet as of June 30, 1998

         Pro Forma Statements of Income for the Year Ended December 31, 1997 and the Six Months Ended June 30, 1998

         Notes to Pro Forma Financial Statements

     (c) Exhibits:

         None.

                                   NET 2 L. P.
                     Estimated Taxable Operating Results and
                         Cash Available from Operations
                             of the Oregon Property
                          (Unaudited and in thousands)



The following statement represents estimates of taxable operating results and cash available from operations of the Oregon Property, based upon rents to be received in the first year of the lease. These estimated results do not purport to represent results of operations of the Oregon Property in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. The General Partner is not aware of any material supportable facts that would cause these estimates to be misleading.


Estimated Taxable Operating Results:
       Cash rent under net lease                 $1,345
Less:
       Interest expense                             176
       Depreciation                                 315
                                                 ------
Estimated taxable operating results              $  854
                                                 ======



Estimated Cash Available from Operations:
       Estimated taxable operating results       $  854
Add:
       Depreciation                                 315
                                                 ------
Estimated cash available from operations         $1,169
                                                 ======

                                   NET 2 L. P.
                    Notes to Estimated Operating Results and
                         Cash Available from Operations
                             of the Oregon Property



Basis of Presentation

       Cash rent under the net lease represents the rental payments expected to be received during the first year of the lease.

       Interest expense represents tax deductible interest that is expected to be incurred on the related short-term debt.

       The purchase price was allocated to land (8%) and to buildings (92%), based on appraisals. Depreciation is computed on a straight-line basis over 40 years.

                                   NET 2 L. P.
                Pro Forma Balance Sheet and Statements of Income



The accompanying Pro Forma Balance Sheet of NET 2 L. P. as of June 30, 1998, gives effect to the three 1998 property purchases and the sole 1998 property sale (the "Properties"), as if such occurred on June 30, 1998.

The accompanying Pro Forma Statements of Income for the year ended December 31, 1997 and six months ended June 30, 1998, give effect to all 1998 and 1997 sale and acquisitions, as if such occurred as of January 1, 1997.

The Pro Forma Balance Sheet and Statements of Income were prepared by the management of the Partnership. These pro forma statements may not be indicative of the results that would have actually occurred if such had been in effect on the dates indicated. Also, they may not be indicative of the results that may be achieved in the future. The Pro Forma Balance Sheet and Statements of Income should be read in conjunction with the Partnership's audited financial statements as of December 31, 1997 and for the year then ended (which are contained in the Partnership's Form 10-K for the year ended December 31, 1997), and the unaudited financial statements as of June 30, 1998, and for the six months then ended (which are contained in the Partnership's Form 10-Q for the period ended June 30, 1998) and the accompanying notes thereto.

                                   NET 2 L. P.
                             PRO FORMA BALANCE SHEET
                                  June 30, 1998
                          (Unaudited and in thousands)


                                                                            Pro Forma
                                 ASSETS                    Historical      Adjustments      Pro Forma
                                 ------                    ----------      -----------      ---------
Real estate, net                                            $ 49,158        $ 16,525        $ 65,683
Cash and cash equivalents                                      2,504          (1,862)            642
Deferred expenses (net of accumulated amortization
   of $548 and $480 in 1998 and 1997, respectively)              309            --               309
Rent receivable                                                2,069            --             2,069
Other assets                                                     252            --               252
                                                            --------        --------        --------

   Total assets                                             $ 54,292        $ 14,663        $ 68,955
                                                            ========        ========        ========



                    LIABILITIES AND PARTNERS' CAPITAL
                    ---------------------------------

Mortgage and notes payable                                  $ 21,149        $  9,863        $ 31,012
Accrued interest payable                                         121            --               121
Accounts payable and other liabilities                           361            --               361
                                                            --------        --------        --------
                                                              21,631           9,863          31,494
                                                            --------        --------        --------

Partners' capital (deficit):
   General Partner                                              (360)             96            (264)
   Limited Partners ($100 per Unit, 500,000 Units
     authorized, 477,167 Units issued
     and outstanding)                                         33,021           4,704          37,725
                                                            --------        --------        --------
                                                              32,661           4,800          37,461
                                                            --------        --------        --------

   Total liabilities and partners' capital                  $ 54,292        $ 14,663        $ 68,955
                                                            ========        ========        ========

                                   NET 2 L. P.
                        NOTES TO PRO FORMA BALANCE SHEET
                                   (Unaudited)



1.       Pro Forma Adjustments

         The adjustment to real estate, net reflects the sale and purchase price of the Properties.

         The adjustment to cash and cash equivalents reflects the net cash outflow resulting from property acquisitions and sale.

         The adjustment to mortgage and notes payable reflects the financing of the acquisitions.

         The adjustment to partners' capital reflects the accounting gain attributable to the sale of one property.

                                   NET 2 L. P.
                          PRO FORMA STATEMENT OF INCOME
                         Six months ended June 30, 1998
              (Unaudited and in thousands, except per Unit amounts)



                                                       Pro Forma
                                         Historical   Adjustments   Pro Forma
                                         ----------   -----------   ---------
Revenue:
   Rental                                  $1,673       $  589       $2,262
   Interest and other                          36         --             36
                                           ------       ------       ------
                                            1,709          589        2,298
                                           ------       ------       ------

Expenses:
   Interest expense                           476          370          846
   Depreciation                               282          143          425
   Amortization of deferred expenses           34         --             34
   General and administrative                 169         --            169
                                           ------       ------       ------
                                              961          513        1,474
                                           ------       ------       ------

Net Income                                 $  748       $   76       $  824
                                           ======       ======       ======


Net income per Unit
   of limited partnership interest         $ 1.54                    $ 1.69
                                           ======                    ======

                                   NET 2 L. P.
                          PRO FORMA STATEMENT OF INCOME
                          Year ended December 31, 1997
              (Unaudited and in thousands, except per Unit amounts)



                                                              Pro Forma
                                             Historical      Adjustments       Pro Forma
                                             ----------      -----------       ---------
Revenue:
   Rental                                      $5,934           $1,545           $7,479
   Interest and other                             149             --                149
                                               ------           ------           ------
                                                6,083            1,545            7,628
                                               ------           ------           ------

Expenses:
   Interest expense                             1,875              914            2,789
   Depreciation                                 1,074              353            1,427
   Amortization of deferred expenses              136             --                136
   General and administrative                     634             --                634
                                               ------           ------           ------
                                                3,719            1,267            4,986
                                               ------           ------           ------

Net Income                                     $2,364           $  278           $2,642
                                               ======           ======           ======


Net income per Unit of
   limited partnership interest (*)        $4.20 to $5.30                     $4.70 to $5.93
                                           ==============                     ==============


(*) Amounts allocated to unit holders vary depending on the dates they became unit holders.

                                   NET 2 L. P.
                     NOTES TO PRO FORMA STATEMENTS OF INCOME
                                   (Unaudited)



1.       Pro Forma Adjustments

         The adjustment to rental revenues relates to the net straight-lining of rent under the remaining lease term.

         The adjustment to interest expense relates to the financing of the acquisitions.

         The adjustment to depreciation was based on an estimated useful life of 40 years, using the straight-line method.

                                    SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NET 2 L. P.

                                        By:   Lepercq Net 2 L. P.
                                              its general partner

                                        By:   Lepercq Net 2 Inc.
                                              its general partner

Date:                                   By:   /s/ E. Robert Roskind
                                              --------------------
                                              E. Robert Roskind
                                              President